Exhibit 99.1

Renewable Energy Group Reports First Quarter 2022 Financial Results
Q1 2022 Highlights

•Revenues of $936 million
•Net income available to common stockholders of $12 million, or $0.25 per diluted share
•Adjusted EBITDA of $40 million
•Entered into the previously announced merger agreement with Chevron for $61.50 per share in cash
•Launched branded fuel product line to enable customers to increase biodiesel blending levels
•Carbon reduction of over 800,000 metric tons from REG-produced fuels in the quarter

Post-Quarter Events:
•Geismar turnaround completed as planned
•Acquired Northern California distributor Dawson Oil Company

Ames, IA, May 4, 2022 - Renewable Energy Group, Inc. ("REG" or the "Company") (NASDAQ: REGI) today announced its financial results for the quarter ended March 31, 2022.

Revenues for the first quarter were $936 million on 157 million gallons of fuel sold. Net income available to common stockholders was $12 million in the first quarter of 2022, compared to net income of $39 million for the first quarter of 2021. Adjusted EBITDA was $40 million in the first quarter of 2022, compared to $56 million for the first quarter of 2021. Both net income and adjusted EBITDA were negatively impacted by the hedge-related timing impact from a $64 million risk management loss in the quarter.

First Quarter 2022 Highlights
All figures refer to the quarter ended March 31, 2022, unless otherwise noted. All comparisons are to the quarter ended March 31, 2021, unless otherwise noted.
The table below summarizes REG’s financial results for the first quarter of 2022.

REG Q1 2022 Results
(dollars and gallons in thousands, except as noted)
	Q1 2022	Q1 2021	Y/Y Change

Market Data
NYMEX ULSD average price per gallon	$3.07	$1.75	75.4%
D4 RIN average price per credit	$1.43	$1.19	20.2%
CME Soybean oil average price per gallon	$5.07	$3.61	40.4%
HOBO + 1.5xRIN average price per gallon (1)	$1.15	$0.92	25.0%

Gallons produced	99,137	99,012	0.1%
Gallons sold	157,423	134,208	17.3%

GAAP
Total revenues	$935,989	$539,744	73.4%
Risk management loss	$(63,648)	$(1,791)	N/A
Operating income	$18,225	$41,803	(56.4)%
Net income available to common stockholders	$12,392	$38,583	(67.9)%

Non-GAAP
Adjusted EBITDA[2]	$40,184	$56,055	(28.3)%
(1) HOBO = HO NYMEX + $1.00 BTC - ((CME SBO $/lb)/100 x 7.5) HOBO + RINs = HOBO + 1.5 x D4 RIN as quoted by the Oil Price Information Service.
(2) See table below for reconciliation of Adjusted EBITDA to net income.

REG sold 157 million gallons of fuel, a 23 million gallon increase compared to the first quarter of 2021. Petroleum diesel sales increased 27 million gallons due to the Company's acquisition of Amber Resources and North American renewable diesel sales increased 7 million gallons. The increase in volumes was partially offset by a 6 million gallon decrease in North American biodiesel sales, due primarily to the closure of the Houston facility late last year, and a 5 million gallon decrease in third party renewable diesel sales.

REG produced 99 million gallons of biodiesel and renewable diesel during the first quarter, flat versus prior year. Renewable diesel production increased 42%, primarily due to the fact that the 2021 turnaround at the Company's Geismar facility was started and completed in the first quarter of that year, while this year the turnaround was started in March but completed in April. North American biodiesel production decreased 10% primarily due to the Houston facility shutdown referenced above.
Revenues increased from $540 million to $936 million, driven by the Amber Resources acquisition and higher selling prices realized from a combination of a 75% increase in ULSD prices and a 20% increase in D4 RIN prices year over year.
Gross profit was $68 million compared to gross profit of $74 million in the first quarter of last year. The decrease in gross profit was driven primarily by the hedge-related timing impact from a $64 million risk management loss in the quarter due mostly to the significant increase in ULSD prices. The loss was partially offset by an increase in gross profit for separated RINs, driven both by increased RIN monetization and higher D4 RIN prices. Higher raw materials and co-products profitability, an increase in LCFS credit monetization due to the Company's downstream strategy, and an increase in petroleum gross profit due to the Amber acquisition were also positive factors in the quarter.
Operating income was $18 million compared to operating income of $42 million, driven by the same factors as those described above for gross profit along with an $18 million increase in selling, general and administrative costs. The increase in selling, general and administrative costs was driven primarily by increased headcount from the Amber acquisition and higher legal and professional fees stemming from the proposed merger with Chevron.
GAAP net income available to common stockholders was $12 million, or $0.25 per share on a fully diluted basis, compared to GAAP net income available to common stockholders of $39 million, or $0.88 per share on a fully diluted basis. The differential drivers are the same as those described above for operating income and gross profit along with an increase in interest expense of $6 million from the green bond issuance that closed in the second quarter of last year.

Adjusted EBITDA was $40 million compared to $56 million, with the decrease resulting from the same factors as described above for operating income. Expenses related to the proposed merger have been excluded from Adjusted EBITDA.
At March 31, 2022, REG had cash and cash equivalents, restricted cash, and marketable securities (including long-term marketable securities) of $790 million, a decrease of $170 million from December 31, 2021. The decrease in cash and cash equivalents was primarily driven by an increase in inventories and accounts receivable due to rising commodity prices in the quarter and from capital expenditures, including those for the Geismar improvement and expansion project.
At March 31, 2022, accounts receivable were $213 million, an increase of $54 million from December 31, 2021 and accounts payable were $222 million, an increase of $59 million from December 31, 2021. The value of the Company's inventory at the end of the quarter was $551 million, an increase of $97 million from December 31, 2021.
Reconciliation of Non-GAAP Measures

The Company uses earnings before interest, taxes, depreciation and amortization, adjusted for certain additional items identified in the table below, or Adjusted EBITDA, as a supplemental performance measure. Adjusted EBITDA is presented in order to assist investors in analyzing performance across reporting periods on a consistent basis by excluding items that are not believed to be indicative of core operating performance. Adjusted EBITDA is used by the Company to evaluate, assess and benchmark financial performance on a consistent and a comparable basis and as a factor in determining incentive compensation for Company executives.

The following table sets forth Adjusted EBITDA for the periods presented, as well as a reconciliation to net income (loss) determined in accordance with GAAP:

	Three months ended March 31, 2022	Three months ended March 31, 2021
(In thousands)
Net income	$12,477	$39,222
Adjustments:
Income tax expense	421	1,633
Interest expense	7,479	1,117
Depreciation	10,497	10,915
Amortization of intangible and other assets	1,757	671
EBITDA	32,631	53,558
(Gain) on sale of assets	(1,935)	—
Loss on debt extinguishment	—	1,922
Interest income	(496)	(652)
Other expense, net	(1,656)	(1,439)
Impairment of assets	2,748	822
Expenses related to the proposed merger	6,636	—
Stock compensation	2,256	1,844
Adjusted EBITDA	$40,184	$56,055

Adjusted EBITDA is a supplemental performance measure that is not required by, or presented in accordance with, generally accepted accounting principles, or GAAP. Adjusted EBITDA should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities or a measure of liquidity or profitability. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for any of the results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect certain cash expenditures, including capital spending, or the impact of certain cash charges that the Company considers not to be an indication of ongoing operations;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital requirements;
•Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;
• Non-recurring, non-operating expenses related to the proposed merger with Chevron have been added back to Adjusted EBITDA;
•Stock-based compensation expense is an important element of the Company’s long-term incentive compensation program, although the Company has excluded it as an expense when evaluating our operating performance; and
•Other companies, including other companies in the same industry, may calculate these measures differently, limiting their usefulness as a comparative measure.
About Renewable Energy Group
Renewable Energy Group is leading the energy and transportation industries’ transition to sustainability by converting renewable resources into high-quality, sustainable fuels. Renewable Energy Group is an international producer of sustainable fuels that significantly lower greenhouse gas emissions to immediately reduce carbon impact. Renewable Energy Group utilizes a global integrated procurement, distribution and logistics network to operate 11 biorefineries in the U.S. and Europe. In 2021, Renewable Energy Group produced 480 million gallons delivering 4.1 million metric tons of carbon reduction. Renewable Energy Group is meeting the growing global demand for lower-carbon fuels and leading the way to a more sustainable future.
Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the proposed merger with Chevron and our new branded fuel product line. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, cost overruns and construction delays related to the expansion project; the availability, future price, and volatility of feedstocks; the availability, future price and volatility of petroleum and products derived from petroleum; the Company’s financial performance, including revenues, cost of revenues and operating expenses; changes in governmental programs and policies requiring or encouraging the use of biofuels, including RFS2 in the United States, renewable fuel policies in Canada and Europe, and state level programs such as California's Low Carbon Fuel Standard; availability of federal and state governmental tax incentives and incentives for bio-based diesel production; changes in the spread between bio-based diesel prices and feedstock costs; the potential impact of COVID-19 on our business and operations; risks associated with fire, explosions, leaks and other natural disasters at our facilities; any disruption of operations at our Geismar renewable diesel refinery (which would have a disproportionately adverse effect on our profitability); the unexpected closure of any of our facilities; the effect of excess capacity in the bio-based diesel industry and announced large plant expansions and potential co-processing of renewable diesel by petroleum refiners; unanticipated changes in the bio-based diesel market from which we generate almost all of our revenues; seasonal fluctuations in our operating results; potential failure to comply with government regulations; competition in the markets in which we operate; our dependence on sales to a single customer; technological advances or new methods of bio-based diesel production or the development of energy alternatives to bio-based diesel; our ability to successfully implement our acquisition strategy; the Company’s ability to retain and recruit key personnel; the Company's indebtedness and its compliance, or failure to comply, with restrictive and financial covenants in its various debt agreements; risks associated with customer negotiations; the risk that measures intended to remediate weaknesses in internal controls will prove to be inadequate; the potential for our risk management program to fail to minimize volatility; the inability to consummate the merger transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the merger agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the merger; the risk that the merger agreement may be terminated in circumstances requiring REG to pay a termination fee; the risk that the merger disrupts REG’s current plans and operations or diverts management’s attention from its ongoing business; the effect of the announcement of the merger on the ability of REG to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; the effect of the announcement of the merger on REG’s operating results and business generally; the amount of costs, fees and expenses related to the merger; the risk that REG’s stock price may decline significantly if the merger is not consummated; the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the merger and instituted against REG and others; other risks to consummation of the proposed merger, including the risk that the proposed merger will not be consummated within the expected time period or at all; and other risks and uncertainties described in REG’s annual report on Form 10-K for the year ended December 31, 2021 and subsequently filed Form 10-Q and other periodic filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release and REG does not undertake to update any forward-looking statements based on new developments or changes in our expectations.

Additional Information about the Acquisition and Where to Find It

This press release does not constitute a solicitation of any vote or approval in respect of the proposed transaction involving REG, Chevron Corporation and Cyclone Merger Sub Inc. In connection with the proposed merger, REG filed with the SEC a definitive proxy statement. Beginning on April 6, 2022, REG mailed the definitive proxy statement to the stockholders. INVESTORS AND STOCKHOLDERS OF REG ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT REG AND THE MERGER. Investors may obtain a free copy of these materials at the SEC’s website at www.sec.gov, from REG at its website at www.regi.com, or from Chevron Corporation at its website www.chevron.com.

Participants in the Merger Solicitation

REG and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of REG’s stockholders in connection with the proposed transaction is set forth in REG’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by REG’s stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You may also find additional information about REG’s directors and executive officers in REG’s definitive proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 5, 2022 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Contacts

Company: Renewable Energy Group, Inc. Todd Robinson Deputy Chief Financial Officer and Treasurer +1 (515) 239-8048 Todd.Robinson@regi.com

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(in thousands, except share and per share amounts)

	Three months ended
	March 31, 2022	March 31, 2021
REVENUES:
Bio-based diesel sales	$757,914	$449,894
Separated RIN sales	111,474	29,601
Bio-based diesel government incentives	63,729	60,249
	933,117	539,744
Other revenue	2,872	—
	935,989	539,744

COSTS OF GOODS SOLD:	868,239	465,942

GROSS PROFIT	67,750	73,802
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	48,712	31,177
(GAIN) ON DISPOSAL OF PROPERTY, PLANT AND EQUIPMENT	(1,935)	—
IMPAIRMENT OF ASSETS	2,748	822
INCOME FROM OPERATIONS	18,225	41,803
OTHER EXPENSE, NET	(5,327)	(948)
INCOME BEFORE INCOME TAXES	12,898	40,855
INCOME TAX EXPENSE	(421)	(1,633)
NET INCOME	$12,477	$39,222

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$12,392	$38,583
Basic net income per share available to common stockholders:
Net income per share	$0.25	$0.95
Diluted net income per share available to common stockholders:
Net income per share	$0.25	$0.88
Weighted-average shares used to compute basic net income per share available to common stockholders:
Basic	50,338,496	40,425,593
Weighted-average shares used to compute diluted net income per share available to common stockholders:
Diluted	50,558,898	43,661,568

RENEWABLE ENERGY GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
AS OF MARCH 31, 2022 AND DECEMBER 31, 2021
(in thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$340,703	$497,653
Marketable securities	342,572	290,818
Accounts receivable, net	212,584	158,187
Inventories	550,612	453,592
Prepaid expenses and other assets	134,659	93,443
Restricted cash	3,000	4,218
Total current assets	1,584,130	1,497,911
Long-term marketable securities	104,131	167,767
Property, plant and equipment, net	727,052	677,444
Right of use assets	54,178	51,730
Goodwill	40,066	43,864
Intangible assets, net	52,028	53,175
Deferred income tax assets	5,514	6,171
Other assets	60,947	60,882
TOTAL ASSETS	$2,628,046	$2,558,944
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of operating lease obligations	$13,217	$13,026
Accounts payable	221,982	162,847
Accrued expenses and other liabilities	46,003	53,884
Deferred revenue	26,890	16,856
Total current liabilities	308,092	246,613
Deferred income tax liabilities	3,896	4,659
Long-term debt (net of debt issuance costs of $12,727 and $13,243, respectively)	537,273	536,757
Long-term operating lease obligations	40,778	38,989
Other liabilities	4,034	4,100
Total liabilities	894,073	831,118
Total equity	1,733,973	1,727,826
TOTAL LIABILITIES AND EQUITY	$2,628,046	$2,558,944